Exhibit 99.1

Media Contact:	Investor Relations Contact:
Tim Deighton	List Underwood
(205) 264-4551	(205) 801-0265

Regions Reports Financial Results for Fourth Quarter 2009

Solid account and deposit growth continues;

Migration of assets to non-performing status decelerates further

BIRMINGHAM, Ala. – (BUSINESS WIRE) – January 26, 2010 – Regions Financial Corporation (NYSE:RF) today reported financial results for the quarter and year ending December 31, 2009.

Key points for the quarter included:

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Loss of 51 cents per diluted share for the quarter ended December 31, 2009, reflects the company’s continued actions to improve the risk profile of its balance sheet. Full-year results reflect a net loss available to common shareholders of $1.3 billion or $1.27 per diluted share.

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Sold $1.3 billion of primarily non-agency investment securities for a loss of $96 million, further de-risking the balance sheet. As adjusted for the securities loss impact, the quarterly loss per diluted share would have totaled 46 cents.

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Continued active lending and efforts to assist consumers and businesses. Made 166,639 new or renewed loan commitments totaling $65.0 billion in 2009; proactive outreach efforts have helped over 23,500 families stay in their homes.

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Record account and deposit growth continues. Average low cost deposits increased for the fourth consecutive quarter, growing over 3 percent linked quarter and up nearly $8 billion, or 14 percent year-over-year.

•	Exceeded goal of opening one million new retail and business deposit checking accounts in 2009, up 27 percent versus last year, with 246,000 new accounts opened in the fourth quarter

•	Net interest margin remained steady at 2.72 percent

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Non-performing assets, excluding loans held for sale, increased $376 million, or 10 percent, linked quarter – the lowest quarterly increase in 2009; gross inflows of non-performing loans declined for second consecutive quarter

•	Net loan charge-offs stabilized at $692 million or an annualized 2.99 percent of average loans

•	Allowance for credit losses increased to 3.52 percent of loans with $1.2 billion provision for loan losses exceeding net charge-offs by $487 million

•	Tier 1 Capital ratio an estimated 11.6 percent. Estimated Tier 1 Common ratio at 7.2 percent.

Regions Financial Corporation Post Office Box 11007 Birmingham, Alabama 35288

Earnings Highlights

	Three months ended:
(In millions, except per share data)	December 31, 2009		September 30, 2009		December 31, 2008
	Amount	Dil. EPS	Amount	Dil. EPS	Amount	Dil. EPS
Earnings
Net interest income	$850		$845		$924
Non-interest income *	718		772		702
Goodwill impairment	0		0		6,000
Non-interest expense, excluding goodwill impairment	1,219		1,243		1,273
Pre-tax pre-provision net revenue	349		374		(5,647)
Provision for loan losses	1,179		1,025		1,150
Net income (loss)	($543)	($0.46)	($377)	($0.32)	($6,218)	($8.97)
Preferred dividends and accretion	$63	0.05	$60	0.05	$26	0.04
Net income (loss) available to common shareholders	($606)	($0.51)	($437)	($0.37)	($6,244)	($9.01)
GAAP to Non-GAAP Reconciliation
Net income (loss) available to common shareholders (GAAP)	($606)	($0.51)	($437)	($0.37)	($6,244)	($9.01)
Goodwill impairment**	—	—	—	—	$6,000	$8.66
Net income (loss) available to common shareholders, excluding goodwill impairment (Non-GAAP)**	($606)	($0.51)	($437)	($0.37)	($244)	($0.35)
Key ratios
Net interest margin (FTE)	2.72%		2.73%		2.96%
Return on average assets***	(1.70%)		(1.24%)		NM
Return on average tangible common equity**, ***	(28.03%)		(19.48%)		NM
Allowance for loan losses as % of net loans	3.43%		2.83%		1.87%
Net charge-offs as % of average net loans***	2.99%		2.86%		3.19%
Non-performing assets as % of loans and other real estate	4.83%		4.40%		1.76%
Non-performing assets as % of loans and other real estate (excluding loans held for sale)	4.49%		3.99%		1.33%
Non-performing assets (including 90+ past due) as % of loans and other real estate	5.59%		5.08%		2.33%
Non-performing assets (including 90+ past due) as % of loans and other real estate (excluding loans held for sale)	5.24%		4.68%		1.89%

*	Quarter ended December 31, 2009, reflects $71 million gain related to leveraged lease transactions, which was offset by $74 million of incremental tax expense; quarter ended September 30, 2009, reflects $4 million gain related to leveraged lease transactions, which was offset by $4 million of incremental tax expense.
**	See “Use of non-GAAP financial measures” at the end of this release
***	Annualized

Solid fundamental performance; high credit-related costs

Regions’ 2009 fourth quarter loss of $606 million, or 51 cents per fully diluted share, was driven by increased loan loss provisioning and the loss on the sale of primarily non-agency investment securities, reflective of the company’s aggressive efforts to further improve the risk profile of its balance sheet. Despite the significant credit-related costs, the fourth quarter and year end results indicate continued solid core business performance as the net interest margin steadied, customers opened new accounts at a record level and low-cost deposit growth remained strong.

“Regions, along with the financial services industry, still faces some near-term credit and economic challenges.” said Dowd Ritter, chairman and chief executive officer. “We are obviously not pleased with the fourth quarter loss but believe that we have taken the appropriate steps to reserve for credit-related problems, proactively improve operating efficiency, bolster our net interest margin, and strengthen customer service and relationships. As a result, Regions enters 2010 with a stronger foundation and a more effective, competitive business.”

Gaining deposit market share; deposits and households continue to grow

Average low-cost deposits grew over 3 percent linked quarter and were up nearly $8 billion, or 14 percent year-over-year. As supported by mid-year 2009 FDIC deposit data, the company has gained market share in virtually all its major markets, with increased share in 15 of the 16 states where it operates.

Deposit additions reflect the company’s success in improving customer service, deepening customer loyalty, and attracting new customers. The company previously announced that it had exceeded its goal of opening one million new retail and business deposit checking accounts in 2009, up 27 percent versus last year, with 246,000 new accounts opened in the fourth quarter alone.

Actively lending to businesses and consumers despite weakened demand

Throughout the strained economic climate in 2009, Regions remained an active lender to businesses and consumers. Regions made new or renewed loan commitments totaling $65.0 billion during 2009, primarily driven by residential first mortgage production and lending to small businesses.

•	122,034 home loans and other lending to consumers totaling $12.5 billion

•	44,605 commitments to businesses totaling $52.5 billion

Nevertheless the economic backdrop remains difficult and the lack of loan demand reflects the current environment. While commitment levels remain high, commercial line utilization rates have declined as compared to a normal environment. As a result, fourth quarter loan balances declined, especially commercial and real estate construction, which dropped by 2 percent and 15 percent, respectively.

Continued solid low-cost deposit growth and improved funding mix

A steady net interest margin, combined with a higher level of investment securities, produced fourth quarter net interest income of $850 million.

Solid low-cost deposit growth and an improving funding mix continue to positively impact the net interest margin. These benefits were largely offset in the fourth quarter by the impact of maturing interest rate swaps and higher nonperforming assets. Looking forward into 2010, the Company expects the net interest margin to gradually improve throughout the year. Organic momentum, in the form of certificate of deposit repricing and continuous loan spread improvement, will be the main driver.

Strong brokerage performance supports non-interest income

Non-interest revenues were 7 percent lower than third quarter; however, these were impacted by a $96 million loss on sale of primarily non-agency investment securities, as well as a $71 million leveraged lease termination gain which was more than offset in income taxes. Excluding their effect, non-interest income was 3 percent lower than the third quarter, as higher brokerage income was more than offset by lower mortgage revenues.

Morgan Keegan finished the year strong, recording revenues of $337 million in the quarter, bringing annual revenues to just under $1.3 billion. Fixed income continued its record-setting pace, assisted by institutional customers’ demand for government, mortgage-backed and municipal securities. Both trust and private client revenues were essentially level compared to the previous quarter. Customer and trust assets increased by 1 percent and 2 percent, respectively. Morgan Keegan opened 15,600 new customer accounts in the fourth quarter, bringing full-year 2009 additions to 80,100.

The mortgage interest rate environment trended lower during the quarter, driving up origination volume to $2.0 billion compared to third quarter’s $1.8 billion. Refinance activity represented 56 percent of originations, up from third quarter’s level of 54 percent.

Total service fee revenues were essentially level third-to-fourth quarter. However, in October the company announced that it will be modifying its dollar limit and daily occurrence caps related to existing NSF/OD policies during 2010. These modifications are expected to impact Regions in 2010.

Managing for higher performance and efficiency

Non-interest expenses were 2 percent lower than third quarter; however excluding branch consolidation and valuation write-down costs from each quarter, non-interest expenses were relatively unchanged linked quarter. Improved personnel efficiency was a catalyst to the $12 million or 2 percent drop in salaries and benefits cost. For the full year 2009, the Company reduced staffing by 9 percent, while at the same time improving customer satisfaction. In addition, through consolidating vendor relationships, negotiating better contracts, and further fine tuning of staffing models, the company continues to control discretionary spending.

In the near term, benefits of these efforts will be somewhat obscured by elevated costs such as other real estate owned and other credit-related expenses, along with higher FDIC expenses. As the economic and credit environment improves, however, Regions expects normalization of credit-related costs and efficiency initiatives to contribute substantially to improved earnings power.

Improving the risk profile of the balance sheet; rate of non-performing asset inflows decelerating

For the fourth quarter, net charge-offs stabilized at an annualized 2.99 percent of average loans compared to third quarter’s 2.86 percent, with the increase driven by higher residential-related consumer losses. A $1.2 billion loan loss provision exceeded net charge-offs by $487 million, and led to a 60 basis point increase in the ratio of period-end allowance for loan losses to loans.

Non-performing assets, excluding loans held for sale, increased $376 million or 10 percent, linked quarter, compared to the third quarter’s $662 million increase and was the lowest quarterly increase in 2009. A contributing factor, gross inflows of non-performing assets continued a downward trend, totaling $1.4 billion during the fourth quarter. Sales of problem assets also benefited overall non-performing asset levels.

Capital position remains strong

Tier 1 Capital stands at an estimated 11.6 percent, while the estimated Tier 1 Common ratio is 7.2 percent (see non-GAAP discussion).

About Regions Financial Corporation

Regions Financial Corporation, with $142 billion in assets, is a member of the S&P 100 Index and one of the nation’s largest full-service providers of consumer and commercial banking, trust, securities brokerage, mortgage and insurance products and services. Regions serves customers in 16 states across the South, Midwest and Texas, and through its subsidiary, Regions Bank, operates approximately 1,900 banking offices and 2,300 ATMs. Its investment and securities brokerage trust and asset management division,

Morgan Keegan & Company Inc., provides services from over 300 offices. Additional information about Regions and its full line of products and services can be found at www.regions.com.

Forward-looking statements

This press release may include forward-looking statements which reflect Regions’ current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 (“the Act”) provides a safe harbor for forward-looking statements which are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, we, together with our subsidiaries, claim the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

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In October 2008, Congress enacted, and the President signed into law, the Emergency Economic Stabilization Act of 2008, and in February 2009 the American Recovery and Reinvestment Act of 2009 was signed into law. Additionally, the Department of the U.S. Treasury and federal banking regulators are implementing a number of programs to address capital and liquidity issues in the banking system, and may announce additional programs in the future, all of which may have significant effects on Regions and the financial services industry, the exact nature of which cannot be determined at this time.

•	Until Regions is able to repay the outstanding preferred stock issued under the Troubled Asset Relief Program (“TARP”), the impact of compensation and other restrictions imposed under the TARP.

•	The impact of possible additional loan losses, impairment of goodwill and other intangibles and valuation allowances on deferred tax assets and the impact on earnings and capital.

•	Regions’ ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support Regions’ business.

•	Regions’ ability to achieve the earnings expectations related to businesses that have been acquired or that may be acquired in the future.

•	Regions’ ability to expand into new markets and to maintain profit margins in the face of competitive pressures.

•	Regions’ ability to keep pace with technological changes.

•	Regions’ ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions’ customers and potential customers.

•	Regions’ ability to effectively manage credit risk, interest rate risk, market risk, operational risk, legal risk, liquidity risk, and regulatory and compliance risk.

•	The current stresses in the financial and real estate markets, including possible continued deterioration in property values.

•	The cost and other effects of material contingencies, including litigation contingencies.

•	The effects of increased competition from both banks and non-banks.

•	Possible changes in interest rates may increase funding costs and reduce earning asset yields, thus reducing margins.

•	Possible changes in general economic and business conditions in the United States in general and in the communities Regions serves in particular.

•	Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans.

•	The effects of geopolitical instability and risks such as terrorist attacks.

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Possible changes in trade, monetary and fiscal policies, laws and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on business.

•	Possible changes in consumer and business spending and saving habits could affect Regions’ ability to increase assets and to attract deposits.

•	The effects of weather and natural disasters such as droughts and hurricanes.

The foregoing list of factors is not exhaustive; for discussion of these and other risks that may cause actual results to differ from expectations, please look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2008 and Form 10-Q’s for the quarters ended March 31, 2009 (as amended), June 30, 2009 and September 30, 2009, as on file with the Securities and Exchange Commission.

The words “believe,” “expect,” “anticipate,” “project,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Regions assumes no obligation to update or revise any forward-looking statements that are made from time to time.

Use of non-GAAP financial measures

Page two of this earnings release presents computations of earnings and certain other financial measures excluding merger charges (non-GAAP). Merger charges are included in financial results presented in accordance with generally accepted accounting principles (GAAP). Regions believes the exclusion of merger charges in expressing earnings and certain other financial measures, including “earnings per common share, excluding merger charges”, provides a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in analyzing the operating results of the company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business, because management does not consider merger and goodwill impairment charges to be relevant to ongoing operating results. Management and the Board of Directors utilize these non-GAAP financial measures for the following purposes:

•	Preparation of Regions’ operating budgets

•	Calculation of performance-based annual incentive bonuses for certain executives

•	Calculation of performance-based multi-year incentive bonuses for certain executives

•	Monthly financial performance reporting, including segment reporting

•	Monthly close-out “flash” reporting of consolidated results (management only)

•	Presentations of company performance to investors

Regions believes that presenting these non-GAAP financial measures will permit investors to assess the performance of the company on the same basis as that applied by management and the Board of Directors. The third quarter of 2008 was the final quarter for merger charges related to the AmSouth Bancorporation acquisition.

Tangible common stockholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the company absent the effects of intangible assets and preferred stock. Traditionally, the Federal Reserve and other banking regulators have assessed a bank’s capital adequacy based on Tier 1 capital, the calculation of which is codified in federal banking regulations. In connection with the Supervisory Capital Assessment Program, these regulators began supplementing their assessment of the capital adequacy of a bank based on a variation of Tier 1 capital, known as Tier 1 common equity. While not codified, analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity and/or the Tier 1 common equity measure. Because tangible common stockholders’ equity and Tier 1 common equity are not formally defined by GAAP or codified in the federal banking regulations, these measures are considered to be non-GAAP financial measures and other entities may calculate them differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity and Tier 1 common equity, Regions believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on these same bases.

Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank’s balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity. Tier 1 common equity is also divided by the risk-weighted assets to determine the Tier 1 common equity ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, Regions has policies in place to address expenses that qualify as merger and goodwill impairment charges and procedures in place to approve and segregate merger and goodwill impairment charges from other normal operating expenses to ensure that the company’s operating results are properly reflected for period-to-period comparisons. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes merger and goodwill impairment charges does not represent the amount that effectively accrues directly to stockholders (i.e., merger and goodwill impairment charges are a reduction to earnings and stockholders’ equity).

See pages 26 and 27 of the supplement to this earnings release for 1) computations of GAAP net income available to common shareholders and earnings per common share to non-GAAP financial measures, 2) a reconciliation of average and ending stockholders’ equity (GAAP) to average and ending tangible common stockholders’ equity (non-GAAP), and 3) a reconciliation of stockholders’ equity (GAAP) to Tier 1 capital (regulatory) and to Tier 1 common equity (non-GAAP).

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